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                                                                    EXHIBIT 99.1


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INVESTOR RELATIONS CONTACTS:                    PRESS CONTACTS:
Gregg Denny, Chief Financial Officer            David Gymburch, Corporate Public Relations
Oneida Ltd.  (315) 361-3138                     Oneida Ltd. (315) 361-3271
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FOR IMMEDIATE RELEASE

 ONEIDA LTD. OBTAINS ADDITIONAL WAIVERS AND EXTENSIONS FROM LENDERS;
                  FURTHER DEFERRALS THROUGH MARCH 1, 2004


ONEIDA, NY - January 30, 2004 - Oneida Ltd. (NYSE:OCQ) today announced that it has obtained further waiver extensions as well as additional waivers through March 1, 2004 from its lenders in regard to the company's financial covenants and in respect to certain payments that are due. Previously announced waivers were effective through January 30, 2004.

Oneida's bank lenders agreed to continue postponement of a $5 million reduction in the company's credit availability until March 1, 2004. This reduction originally was scheduled to take effect on November 3, 2003 under the company's revolving credit agreement. Oneida's senior note holders also agreed to further defer until March 1, 2004 a $3.9 million payment from the company that was originally due on October 31, 2003. The company's bank lenders have approved additional waivers in which they agreed to postpone, until March 1, 2004, further reductions of $10 million and $20 million in the company's credit availability that originally were scheduled to take effect on January 30, 2004 and February 7, 2004, respectively.

As was indicated during the previous waiver announcements, Oneida is working with its lenders to make appropriate modifications to its credit facilities, and continues to provide lenders with updated financial information regarding the company's operations and restructuring plans. The company expects there will be a further deferral of the above credit availability reductions and principal payment until such modifications have been agreed upon.

Oneida Ltd. is a leading source of flatware, dinnerware, crystal, glassware and metal serveware for both the consumer and foodservice industries worldwide.

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Forward Looking Information

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With the exception of historical data, the information contained in this Press
Release, as well as those other documents incorporated by reference herein, may constitute forward-looking statements, within the meaning of the Federal securities laws, including but not limited to the Private Securities Litigation Reform Act of 1995. As such, the Company cautions readers that changes in certain factors could affect the Company's future results and could cause the Company's future consolidated results to differ materially from those expressed or implied herein. Such factors include, but are not limited to: changes in national or international political conditions; civil unrest, war or terrorist attacks; general economic conditions in the Company's own markets and related markets; difficulties or delays in the development, production and marketing of new products; the impact of competitive products and pricing; certain assumptions related to consumer purchasing patterns; significant increases in interest rates or the level of the Company's indebtedness; inability of the Company to maintain sufficient levels of liquidity; failure of the Company to obtain needed waivers and/or amendments relative to its financing agreements; foreign currency fluctuations; major slowdowns in the retail, travel or entertainment industries; the loss of several of the Company's key executives, major customers or suppliers; underutilization of or negative variances at some or all of the Company's plants and factories; the Company's failure to achieve the savings and profit goals of any planned restructuring or reorganization programs; international health epidemics such as the SARS outbreak; the impact of changes in accounting standards; potential legal proceedings; changes in pension and medical benefit costs; and the amount and rate of growth of the Company's selling, general and administrative expenses.

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